UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 5, 2005


                           SAFETEK INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                       33-22175                     75-2226896
           --------                       --------                     ----------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer Identification No.)
        incorporation)


                               21 Ahavat Zion St.
                             Tel Aviv, Israel 62153
                    (Address of principal executive offices)

                                 +972-3-5463251
              (Registrant's telephone number, including area code)


                                    ---------
          (Former name or former address, if changed since last report)

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Safetek International, Inc. (the "Registrant") is raising capital through an ongoing private placement of units (the "Units") for $0.10 per Unit. Each Unit consists of one share of common stock, one Class A warrant giving the holder the right to purchase one share of stock at $1.00, which is exercisable for one year from the date of issuance, and one Class B warrant giving the holder the right to purchase one share of stock for $1.50, which is exercisable for 2 years from the date of issuance. As of July 5, 2005, the Company has received in cash an aggregate of $130,000 as consideration for the sale of 1,300,000 Units to 3 persons.

The Registrant agreed that if within the next 12 months it effectuates a reverse stock split, the Registrant will issue to the investors and future investors in this placement additional shares of common stock equal to the number of shares of stock being purchased in the offering. In essence, the number of shares of common stock issued to the investors shall not be effected by such split. For example, if the investor is to be issued 25,000 shares of common stock, and within the next 12 months the Registrant effectuates a 1:2 reverse stock split, the investor will be issued an additional 25,000 shares of common stock. This anti-dilution protection applies to the next stock split (if any) to be taken by the Registrant, notwithstanding the number of stock splits effectuated by the Registrant within the next 12 months.

The placement is being made pursuant to Regulation S promulgated by the Securities and Exchange Commission. There were no underwriters or broker-dealers involved in the private placement and therefore no underwriting discounts or commissions were paid, other than the issuance of 100,000 units were issued to a non-U.S. person. The Registrant did not make any offers in the United States, each of the purchasers was outside the United States, and there were no selling efforts in the United States.

For all the terms and conditions of the subscription agreements, the Class A Warrant Agreement, and the Class B Warrant Agreement executed in connection with the Placement, reference is hereby made to the forms of such agreements, which are annexed hereto as exhibits 10.8, 10.9, and 10.10. All statements made herein concerning the securities are qualified by references to said exhibits.

Section 8 - Other Events

Item 8.01 Other Events

Execution of Term Sheet

On July 5, 2005 the Registrant entered into a Term Sheet with NanoDiagnostics, Inc. ("NanoDiagnostics"), a Delaware company, and Judith Seligman ("Seligman"), who is the principal of NanoDiagnostics. The Term Sheet is a non-binding document and the consummation of the transactions contemplated by the Term Sheet

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is subject to, among others, the completion of due diligence and the execution of a mutually acceptable definitive agreement among the parties. It is anticipated that the closing of such transaction will take place within 30 days after the date of the Term Sheet.

Pursuant to the Term Sheet, the Registrant will invest in NanoDiagnostics an aggregate of $650,000 in consideration for 70% of NanoDiagnostics' issued and outstanding shares on a fully diluted basis, of which $15,000 was paid on July 6, 2005. This amount was not refundable, even if the closing does not take place.

The balance of the purchase price will be paid on closing, other than $350,000 which will be paid if, within 12 months after the closing, NanoDiagnostics achieves the ability to extract from blood samples certain cells known as Pluripotent Stem cells in a quantity sufficient for purposes of animal experimentations (at least 8,000 cells per each mL of blood) (the "Milestone"). If the Milestone is achieved but the $350,000 payment is not made, then all of the shares issued to the Registrant shall be canceled and forfeited to Diagnostics. If the Milestone is not achieved, then 79.55% of the shares issued to the Registrant shall be canceled and forfeited to NanoDiagnostics (thereby reducing the Registrant's holdings to 32.31% of NanoDiagnostics' issued and outstanding common shares). The Registrant, in its sole discretion, will be entitled to pay the $350,000 payment even if the Milestone is not achieved.

Until the closing of the transaction contemplated by the term sheet, the Registrant has the option to purchase from Seligman all of the issued and outstanding shares of NanoDiagnostics for a purchase price of $350,000. If the Registrant exercises this right, Seligman will be employed as the Chief Technology Officer of the Registrant; if the transaction closes, Seligman will serve as NanoDiagnostics' chief technology officer.

As part of the transaction, Seligman will be entitled to options of common stock as follows: (a) If the Registrant purchases all of the issued and outstanding shares NanoDiagnostics, Seligman will be entitled to options to purchase 10% of the Registrant's common stock; or (b) If the Registrant purchases 70% of the issued and outstanding shares of NanoDiagnostics, Seligman will be entitled to options to purchase 5% of NanoDiagnostics share capital. In either case, if the fully diluted capital of the Registrant exceeds 100 million shares 6 months after the closing, the principal shall be entitled to additional options. All her options shall be registered as soon as the options of the other officers and directors of the Registrant are registered, but no later than 18 months after the closing.

If the transaction closes and the principal holds at least 5% of NanoDiagnostics, the subsidiary will not be permitted to engage in certain transactions without her consent, including amending its corporate documents, using the proceeds of the $650,000 and effecting a corporate transaction with a value of less than $7 million during the next 2 years. Each of the holders of 5% of the shares of NanoDiagnostics shall have a pre-emptive right to participate in future sales by the subsidiary, and certain other rights including bring along and tag along rights if the Registrant sells its shares in NanoDiagnostics.

NanoDiagnostics agreed to a 30-day exclusivity with the Registrant; NanoDiagnostics agreed that it shall not provide to any third party any option,

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right of first offer or negotiation, right of first refusal or other right, whether vested or contingent, to acquire any portion of the shares or assets of NanoDiagnostics.

For all the terms of the Term Sheet, reference is hereby made to such term sheet annexed hereto as Exhibit 10.11. All statements made herein concerning such document are qualified by references to said exhibit.

New Director

On June 9, 2005, the board of directors of the Registrant elected Gilad Yoeli as a new director to serve until his successor is elected and qualified.

Mr. Yoeli is a certified public accountant in Israel. Since 2002, he has served as the Chief Financial Officer of CoreFlow Ltd., an Israeli company engaged in aeromechanical subsystems for flat panel display and for semiconductors capital equipment industries. Prior to 2002 Mr. Yoeli was a senior manager at Ernst & Young Israel (Kost Forer, Gabbay & Kasierer) in the high-tech practice area. Mr. Yoeli holds a B.A. in economics from Haifa University. Mr. Yoeli has not been affiliated with any company that has filed for bankruptcy within the last five years. There are no family relationships among any of the members of the board.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial Information. Not applicable

      (b)   Pro forma financial information. Not applicable

      (c)   Exhibits. The following exhibits are included with this report:

            Exhibit 10.8      Form of Subscription Agreement

            Exhibit 10.9      Form of Class A Warrant Agreement

            Exhibit 10.10     Form of Class B Warrant Agreement

            Exhibit 10.11 Term Sheet, dated July 5, 2005, among Safetek International, Inc., NanoDiagnostics, Inc., and Judith Seligman

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SAFETEK INTERNATIONAL, INC.
                                  (Registrant)

                                  By:    /s/ Shay Goldstein
                                  Name:  Shay Goldsten,
                                  Title: Chairman, Chief Executive Officer,
                                         Secretary, and Director



Date:  July 8, 2005